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                                                                    EXHIBIT 99.1



                                                         Press Release

[UNITED AUTO LOGO]                                       United Auto Group, Inc.
                                                         13400 Outer Drive West
                                                         Suite B36
                                                         Detroit, MI  48239


Contact:   Phillip M. Hartz
           Senior Vice President -- Corporate Communications
           313-592-5365
           phartz@unitedauto.com

FOR IMMEDIATE RELEASE

          UNITEDAUTO TO HOLD ANNUAL MEETING OF STOCKHOLDERS ON MAY 21,

                                     2002;

                  PRESENTATION TO BE POSTED ON COMPANY WEB SITE


DETROIT, MI, May 9, 2002 -- UnitedAuto Group, Inc. (NYSE: UAG), a FORTUNE 500 automotive specialty retailer, will hold the annual meeting of its stockholders at its offices located at One Harmon Plaza, Ninth Floor, Secaucus, NJ, 07094, on May 21, 2002, at 9:00 a.m., Eastern Daylight time. In conjunction with this meeting, the Company will post the presentation from the meeting of stockholders on its web site, www.unitedauto.com, beginning May 21st and for the following 60 days.

UnitedAuto, which has pursued a strategy based on internal growth from its existing dealerships, as well as from strategic acquisitions, operates 122 franchises in the United States and 66 franchises internationally, primarily in the United Kingdom. UnitedAuto dealerships sell new and used vehicles, and market a complete line of aftermarket automotive products and services.

Statements in this press release may include forward-looking statements. These forward-looking statements should be evaluated together with additional information about UnitedAuto's business markets, conditions and other uncertainties which are contained in UnitedAuto's filings with the Securities and Exchange Commission and which are incorporated into this press release by reference.

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